SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

CCO HOLDINGS, LLC
CCO HOLDINGS CAPITAL CORP.
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-112593 333-112593-01	86-1067239 20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective March 31, 2005, Charter Communications, Inc. ("Charter"), the indirect parent company and manager of CCO Holdings, LLC and CCO Holdings Capital Corp., entered into an employment agreement with Michael J. Lovett, under which he will be employed as Executive Vice President and Chief Operating Officer for a term commencing March 31, 2005 and expiring on March 31, 2008. The contract will be reviewed every 18 months thereafter and may be extended pursuant to such reviews. Under the agreement, Mr. Lovett will receive an annual base salary of $575,000 and will be eligible to receive an annual bonus targeted at 80% of his base salary under Charter's senior management bonus plan. Charter will also provide Mr. Lovett with equity incentives commensurate with his position and responsibilities, as determined by the Board of Directors in its discretion. If his employment is terminated without cause or if he terminates his employment due to a change in control or for good reason (as defined in the agreement), Charter will pay Mr. Lovett an amount equal to 50% of the aggregate base salary due to Mr. Lovett during the remainder of the term, within fifteen days of termination and the remaining 50% payable in salary continuation payments. In addition, if Mr. Lovett is terminated for any reason other than cause (as defined in the agreement), Mr. Lovett will be entitled to receive a pro rated bonus for the fiscal year in which he is terminated based upon financial results through the month of termination. Mr. Lovett's agreement includes a covenant not to compete (prohibiting working for a named cable systems operator) for the balance of the term and for two years thereafter. The agreement further provides that Mr. Lovett is entitled to receive certain relocation expenses and to participate in any benefit plan generally afforded to, and to receive vacation and sick pay on such terms as are offered to, our other senior executive officers.

ITEM 5.02(c). DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Charter announced the promotion of Michael J. Lovett to Chief Operating Officer for Charter Communications, Inc. effective March 31, 2005. Mr. Lovett, 43, served as Executive Vice President, Operations and Customer Care since September 2004. Prior to that he served as Senior Vice President, Midwest Division Operations and as Senior Vice President of Operations Support, since joining Charter in August 2003. Mr. Lovett was Chief Operating Officer of Voyant Technologies, Inc., a voice conferencing hardware/software solutions provider, from December 2001 to August 2003. From November 2000 to December 2001, he was Executive Vice President of Operations for OneSecure, Inc., a startup company delivering management/monitoring of firewalls and virtual private networks. Prior to that, Mr. Lovett was Regional Vice President at AT&T from June 1999 to November 2000 where he was responsible for operations. Mr. Lovett was Senior Vice President at Jones Intercable from October 1989 to June 1999 where he was responsible for operations in nine states. Mr. Lovett began his career in cable television at Centel Corporation where he held a number of positions. A press release announcing Mr. Lovett's promotion is attached.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release dated as of April 1, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 6, 2005 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CCO Holdings, LLC and CCO Holdings Capital Corp. have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CCO HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: April 6, 2005

By: /s/ Patricia M. Carroll
Name: Patricia M. Carroll
Title: Vice President and Senior Counsel

CCO HOLDINGS CAPITAL CORP.
Registrant

Dated: April 6, 2005

By: /s/ Patricia M. Carroll
Name: Patricia M. Carroll
Title: Vice President and Senior Counsel

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press release dated as of April 1, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on April 6, 2005 (File No. 000-27927)).